EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements listed below of Rent-A-Center, Inc. and subsidiaries (the Company) of our reports dated March 3, 2014, with respect to the consolidated balance sheet of the Company as of December 31, 2013, and the related consolidated statements of earnings, stockholders' equity, cash flows, and comprehensive income for the year ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Rent-A-Center, Inc. and subsidiaries.

File     Effective
Form Type       Number             Date

Form S-8    333-53471    05/22/1998
Form S-8    333-66645    11/02/1998
Form S-8    333-32296    03/13/2000
Form S-8    333-62582     06/08/2001
Form S-8    333-136615    08/14/2006
Form S-8    333-139792    01/04/2007
Form S-8    333-40958    07/07/2007
Form S-8    333-145121    08/03/2007
Form S-8    333-171926    01/28/2011

/s/ KPMG LLP

Dallas, Texas
March 3, 2014